                                                                      EXHIBIT 20


                  VOLKSWAGEN CREDIT AUTO MASTER TRUST 1996-1

--------------------------------------------------------------------------------

                 Distribution Date Statement: August 17, 1998


a.  Aggregate Amount of Collections                                $353,518,575.72
    Aggregate Amount of Interest Collections                       $  4,233,100.66
    Aggregate Amount of Principal Collections                      $349,285,475.06
    Investment Proceeds                                                      $0.00

b.  Series Allocation Percentage                                           100.00%
    Floating Allocation Percentage                                          69.99%
    Fixed Allocation Percentage                                                N/A

c.  Total Amount Distributed on Series 1996-1                        $1,999,335.94

d.  Amount of Such Distribution Allocable to Principal on 1996-1             $0.00

e.  Amount of Such Distribution Allocable to Interest on 1996-1      $1,999,335.94

f.  Investor Default Amount                                                  $0.00

g.  Draw Amount                                                              $0.00

h.  Investor Charge Offs                                                     $0.00
    Amounts of Reimbursements                                                $0.00

i.  Monthly Servicing Fee                                                    1.00%

j.  Expected Controlled Distribution Amount                                  $0.00

k.  Invested Amount                                                $375,000,000.00

l.  Pool Factor                                                            100.00%

m.  Available Subordinated Amount                                   $77,413,638.47

n.  Reserve Fund Balance                                             $1,875,000.00

o.  Principal Funding Account Balance                                        $0.00
    Yield Supplement Account Balance                                 $1,875,000.00

VW CREDIT,  INC. -- SERVICER                                            Page 1
     13-August-98


              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                Monthly Servicer Report Input and Summary Page
                ----------------------------------------------

TRANSACTION SUMMARY
-------------------

                                                                         From          To     Days
                                                                         ----          --     ----
Current Interest Period                                                   7/15/98   8/16/98    33

Series Allocation Percentage                                              100.00%

Initial Principal Balance                                         $375,000,000.00
Outstanding Principal Balance                                     $375,000,000.00
Principal Balance of Receivables for Determination Date           $523,479,150.14
Amount Invested in Receivables on Series Issuance Date            $375,000,000.00
Initial Invested Amount                                           $375,000,000.00
Invested Amount at the Beginning of Period                        $375,000,000.00
Invested Amount                                                   $375,000,000.00
Required Subordinated Amount                                      $ 77,413,638.47
Excess Funded Amount                                                        $0.00

Available Subordinated Amount (previous period)                   $ 97,519,489.32
Incremental Subordinated Amount (previous period)                 $ 20,072,582.31

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                          $  1,875,000.00
Yield Supplement Account Beginning Balance                        $  1,875,000.00
Yield Supplement Account Required Amount                          $  1,875,000.00

Reserve Fund Initial Deposit                                      $  1,875,000.00
Reserve Fund Required Amount                                      $  1,875,000.00
Reserve Fund Beginning Balance                                    $  1,875,000.00

Outstanding Carryover Amount - Beginning Balance                            $0.00
Yield Supplement Account Draw Amount                                        $0.00
Outstanding Carryover Amount - Ending Balance                               $0.00
Yield Supplement Account Balance - Ending Balance                 $  1,875,000.00
Yield Supplement Account Required Deposit Amount                            $0.00

Reserve Fund Draw Amount                                                    $0.00
Reserve Fund Ending Balance                                       $  1,875,000.00
Reserve Fund Required Deposit Amount                                        $0.00

1-month LIBOR Rate (annualized)                                        5.6562500%
Certificate Coupon (annualized)                                        5.8162500%
Prime Rate (annualized)                                                8.5000000%
Servicing Fee Rate (annualized)                                            1.000%
Excess Spread                                                          1.8437500%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                           $535,763,831.44
Pool Balance at the Ending of Period                              $540,678,826.95
Average Aggregate Principal Balance                               $538,221,329.20

Aggregate Principal Collections                                   $349,285,475.06
New Principal Receivables                                         $354,200,470.57
Receivables Added for Additional Accounts                                   $0.00
Investor Default Amount                                                     $0.00
Net Losses                                                                  $0.00
Monthly Interest Accrued, but not Paid                                      $0.00
Ineligible Receivables                                                      $0.00
Ineligible Receivables in Prior Collection Period                           $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                  $0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                       $0.00
Spread Over Prime for Portfolio                                             0.16%
Weighted Average Interest Rate                                              8.66%


       PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
       --------------------------------------------------

 Net losses as a % of Avg. Receivables Balance (annualized)       0.00%



 PORTFOLIO AND DEALERSHIP STATISTICS
 -----------------------------------

 Used Vehicle Receivables' Balance                                $37,142,632.18
 Used Vehicle Percentage                                          6.870%
 Used Vehicle Percentage During Last Collection Period            6.805%
 Early Amortization Event?                                        NO
 Largest Dealer or Dealer Affiliation Balance                     $22,739,606.67
 Largest Dealer Percentage                                        4.244%

 Aggregate Principal Amount of Receivables of Dealers over 2%     $30,078,948.85
 Aggregate % Principal Amount of Receivables of Dealers over 2%   5.563%

 SUMMARY OF COLLECTIONS
 ----------------------

 Aggregate Amount of Collections                                  $353,518,575.72
 Aggregate Amount of Interest Collections                         $4,233,100.66
 Investment Proceeds                                              $0.00
 Aggregate Amount of Principal Collections                        $349,285,475.06
 Asset Receivables Rate                                           7.675%
 Use Asset Receivables Rate?                                      NO
 Carryover Amount (this Distribution Date)                        N/A
 Total Carryover Amount                                           N/A

 PAYMENT RATE INFORMATION
 ------------------------

 Monthly Payment Rate                                             64.90%
 Previous Collection Period Monthly Payment Rate                  63.95%
 Monthly Payment Rate 3 months ago                                50.83%
 3-month Average Payment Rate                                     59.89%
 12-month Minimum Payment Rate                                    50.83%
 Early Amortization Event?                                        NO

 ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
 ---------------------------------------------

 Extend Revolving Period?                                         YES
 Last Day of Revolving Period                                     N/A
 Invested Amount as of Last Day of Revolving Period               N/A
 Accumulation Period Length (months)                              N/A
 First Accumulation Date                                          TO BE DETERMINED
 Expected Final Payment Date                                      N/A
 Required Participation Percentage                                4.00%
 Principal Funding Account Balance                                $0.00
 Principal Payment Amount                                         $0.00
 Controlled Deposit Amount                                        $0.00

 TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
 -----------------------------------------

 CERTIFICATEHOLDERS
 ------------------
 i.    Monthly Interest Distribution                              $1,999,335.94
 ii.   Monthly Servicing Fee Distribution                         $312,500.00
 iii.  Reserve Fund Deposit Amount Distribution                   $0.00
 iv.   Investor Default Amount Distribution                       $0.00
 v.    Outstanding Carryover Amount Distribution                  $0.00
 vi.   Yield Supplement Account Deposit Amount Distribution       $0.00
         Excess Servicing                                         $651,060.50

 Excess Servicing (Previous Period)                               $722,349.04

 DEFICIENCY AMOUNT
 -----------------

 Deficiency Amount                                                $0.0
 Draw Amount                                                      $0.0

VW CREDIT, INC. -- SERVICER                                               PAGE 2
13-Aug-98
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                    -------

                    Collections               ACCRUAL         DISTRIBUTION
                ------------------          -----------     -----------------
From:                    15-Jul-98
To:                      16-Aug-98
Days:                           32

LIBOR RATE               5.6562500%
(1 month)

SERIES #                  1   Active
VCI RATING:             N/A

                                        TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
                                        --------------------------------------------------

                           SERIES                                       EXCESS      REQUIRED        REQUIRED       OUTSTANDING
SERIES       SERIES      ALLOCATION   INVESTED         SUBORDINATED     FUNDED    PARTICIPATION  PARTICIPATION     CERTIFICATE
NUMBER       NAME        PERCENTAGE   AMOUNT           AMOUNT           AMOUNT     PERCENTAGE        AMOUNT          BALANCE
------       ------      ----------   --------         -------------    ------    -------------  -------------     ------------

           Trust                      $375,000,000.00  $77,413,638.47   $0.00         N/A        $15,000,000.00
         1 Series 1996-1   100.00%    $375,000,000.00  $77,413,638.47   $0.00        4.00%       $15,000,000.00    $375,000,000.00

VW CREDIT, INC. -- SERVICER                                             PAGE 3
13-Aug-98

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------

INITIAL AMOUNTS                                                        EXCESS SPREAD CALCULATION
---------------                                                        -------------------------
Initial Invested Amount                 $375,000,000.00                Weighted Average Rate Charged to Dealers   8.66%
Invested Amount                         $375,000,000.00                LIBOR                                      5.66%
Controlled Accumulation Amount                    $0.00                Certificate Rate (LIBOR+16 b.p.)           5.82%
Required Subordinated Amount            $ 77,413,638.47                Servicing Fee Rate                         1.00%
Annualized Servicing Fee Rate                     1.00%                Investor Net Losses                        0.00%
First Controlled Accumulation Date     TO BE DETERMINED                                                           -----
Accumulation Period Length (months)           N/A                      Excess Spread                              1.84%
Expected Final Payment Date                   N/A
Initial Settlement Date                       28-Mar-96
Required Participation Percentage                 4.00%
Subordinated Percentage                          14.29%

SERIES 1996-1 MONTHLY REPORTING
-------------------------------

                                                                                                 REQUIRED           EXCESS
                                                    SERIES 1996-1         INVESTED             SUBORDINATED        FUNDING
PRINCIPAL RECEIVABLES                                   TOTAL              AMOUNT                 AMOUNT            AMOUNT
---------------------                              ---------------     ---------------        -----------------    --------
Series Allocation Percentage                               100.00%
Beginning Balance                                  $375,000,000.00     $375,000,000.00           $77,413,638.47       $0.00
  Floating Allocation Percentage                            69.99%              69.99%
  Fixed Allocation Percentage                                  N/A

Principal Collections                              $349,285,475.06     $349,285,475.06                     N.A.         N.A.
New Principal Receivables                          $354,200,470.96     $354,200,470.96                     N.A.         N.A.
Principal Default Amounts                                    $0.00               $0.00                     N.A.         N.A.
Receivables Added for Additional Accounts                    $0.00               $0.00                     N.A.         N.A.
Controlled Deposit Amount                                    $0.00                 N/A                     N.A.         N.A.
Principal Allocation Percentage
"Pool Factor"                                        100.00000000%

Ending Balance                                     $375,000,000.00     $375,000,000.00           $77,413,638.47       $0.00
  Floating Allocation Percentage                            69.36%              69.36%


NON-PRINCIPAL RECEIVABLES
-------------------------

Interest Collections                               $  2,962,896.44
Recoveries on Receivables Written Off                        $0.00
Investment Income                                            $0.00

VW CREDIT, INC. -- SERVICER                                             PAGE 4
13-Aug-98

                       VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                      SERVICING CERTIFICATE
                                      ----------------------

Subordinated Amount & Reserve Fund                      Current                Previous
----------------------------------                 ------------------     ------------------
Available Subordination Amount (Previous)             $ 97,519,489.32         $92,533,483.73
  Required Subordination Draw Amount                            $0.00                    N/A
  Reserve Fund Funds to Inv. Default Amount                     $0.00                    N/A
  Excess Servicing (Previous Period)                  $    722,349.04         $   547,498.69
                                                      ---------------         --------------
(a) Available Subordinated Amount?                    $ 98,241,838.36         $93,080,982.42

(b) Available Subordinated Amount?                    $ 53,571,428.57         $53,571,428.57

Available Subordinated Amount                         $101,289,116.91         $97,519,489.32

Incremental Subordinated Amount                       $ 23,842,209.89         $20,072,582.31
  Overconcentration Amount                            $ 30,078,948.85         $25,093,048.41

Beginning Reserve Fund Balance                        $  1,875,000.00         $ 1,875,000.00
Reserve Fund Required Balance                         $  1,875,000.00         $ 1,875,000.00
Reserve Fund Draw                                               $0.00                    N/A
Reserve Fund Required Deposit                                   $0.00                    N/A
Reserve Fund Deposit Amount                                     $0.00                    N/A
Reserve Fund Release                                            $0.00                    N/A
Ending Reserve Fund Balance                           $  1,875,000.00         $ 1,875,000.00

REQUIRED INTEREST DISTRIBUTIONS
-------------------------------

Available Interest Collections                        $  4,233,100.66         $ 4,057,530.81
  Certificateholder Interest Collections              $  2,962,896.44         $ 2,852,427.16
  Subordinate Interest Collections                    $    611,649.58         $   560,171.14
Investment Income                                               $0.00                  $0.00
Reserve Fund Balance                                  $  1,875,000.00         $ 1,875,000.00
                                                      ---------------         --------------
Total Interest  Available                             $  5,449,546.02         $ 5,287,598.30

Interest Shortfall                                              $0.00                  $0.00
Additional Interest                                             $0.00                  $0.00
Carry-over Amount                                               $0.00                  $0.00
Carry-over Shortfall                                            $0.00                  $0.00
Additional Carry-over Shortfall                                 $0.00                  $0.00

Monthly Servicing Fee                                 $    448,517.77         $   445,497.99
Investor Monthly Servicing Fee                        $    312,500.00         $   312,500.00